Exhibit 99.1

FOR IMMEDIATE RELEASE

July 9, 2020

ART’S WAY MANUFACTURING ANNOUNCES SECOND QUARTER AND YEAR TO DATE FISCAL 2020 FINANCIAL RESULTS

ARMSTRONG, IOWA, July 9, 2020 – Art’s Way Manufacturing Co., Inc. (Nasdaq: ARTW), a diversified, international manufacturer and distributor of equipment serving agricultural, research and steel cutting needs, announces its financial results for the second quarter and year to date fiscal 2020.

	For the Three Months Ended
	(Consolidated)
	May 31, 2020	May 31, 2019
Sales	$5,446,000	$5,747,000
Operating (Loss)	$(925,000)	$(370,000)
Net (Loss)	$(802,000)	$(356,000)
EPS (Basic)	$(0.18)	$(0.08)
EPS (Diluted)	$(0.18)	$(0.08)

Weighted Average Shares Outstanding:
Basic	4,401,754	4,299,289
Diluted	4,401,754	4,299,289

	For the Six Months Ended
	(Consolidated)
	May 31, 2020	May 31, 2019
Sales	$10,472,000	$9,871,000
Operating (Loss)	$(1,394,000)	$(1,092,000)
Net (Loss)	$(1,239,000)	$(962,000)
EPS (Basic)	$(0.28)	$(0.23)
EPS (Diluted)	$(0.28)	$(0.23)

Weighted Average Shares Outstanding:
Basic	4,358,982	4,272,532
Diluted	4,358,982	4,272,532

Sales: Our consolidated corporate sales for continuing operations for the three- and six-month periods ended May 31, 2020 were $5,446,000 and $10,472,000, respectively, compared to $5,747,000 and $9,871,000 during the same respective periods in fiscal 2019, a $301,000, or 5.2%, decrease for the three months and a $601,000, or 6.1%, increase for the six months. The three-month decrease in revenue is due to decreased revenue from our agricultural products segment and poor market conditions. We showed increased sales in our modular buildings and tools segments for the three and six months ended May 31, 2020 compared to same periods of fiscal 2019.

Our second quarter sales in our agricultural products segment were $3,071,000 compared to $3,637,000 during the same period of fiscal 2019, a decrease of $566,000, or 15.6%. Our year-to-date agricultural product sales were $6,023,000 compared to $6,247,000 during the same period in fiscal 2019, a decrease of $224,000, or 3.6%. While sales in our agricultural products segment were up 13.1% at the end of our first quarter in fiscal 2020, our second quarter included new challenges, most of which were driven by the COVID-19 pandemic. We saw decreased orders through the second quarter as restaurants across the nation were forced to close their doors in response to the pandemic. The restaurant closings reduced demand for agricultural products, which in turn decreased our orders. We did show approximately $1,400,000 in increased sales for the six months ended May 31, 2020 compared to the same period in fiscal 2019 for dump boxes, manure spreaders and service parts, but our largest sales decrease for the six months ended May 31, 2020 compared to the same period of fiscal 2019 was for UHC reels. The decrease was approximately $500,000 and was the result of a strategic decision to focus on products that offer this segment a higher standard gross profit margin. Additionally, our sales of grinders are down approximately $414,000 for the six months ended May 31, 2020 compared to the same period of fiscal 2019 as the shift from small farms to larger commercial operations continues to transition.

Our second quarter sales in our modular buildings segment were $1,799,000 compared to $1,558,000 for the same period in fiscal 2019, an increase of $241,000, or 15.5%. Our year-to-date sales in our modular buildings segment were $3,256,000 compared to $2,580,000 for the same period in fiscal 2019, an increase of $676,000, or 26.2%. In the first and second quarters of fiscal 2019, we struggled to get jobs under contract. By comparison, our first and second quarters of fiscal 2020 reflect many jobs under contract, which has driven the increases in sales. Research buildings have made up the majority of our revenue base as agriculture continues to struggle.

Our tools segment had sales of $576,000 and $1,193,000 during the three- and six-month periods ended May 31, 2020, respectively, compared to $552,000 and $1,044,000 for the same respective periods in fiscal 2019, a 4.3% increase and a 14.3% increase, respectively. The increase is due to the addition of a large volume OEM customer that was added to our product offering in the third quarter of fiscal 2019. This customer has offered us stability as the oil and gas markets declined during the COVID-19 pandemic.

Net Loss: Consolidated net loss was $(802,000) for the three-month period ended May 31, 2020 compared to net loss of $(356,000) for the same period in fiscal 2019. Our consolidated net loss for the six months ended May 31, 2020 was $(1,239,000) compared to $(962,000). Despite the increased net loss for the three and six months we did show substantial operational improvement. Our sales were up for the three and six months ended May 31, 2020 in two out of three segments. Our consolidated gross profit was up 3.8% and 3.0% for the three and six months ended May 31, 2020, respectively. We were heavy on administrative expenses related to finding and training new management staff, implementing an OEM product line and properly rewarding our employees for their continued service during the pandemic as our segments operate as essential businesses. Without these additional administrative expenses, we would have shown significant bottom line improvement for the six months ended May 31, 2020 compared to 2019.

Loss per Share: Loss per basic and diluted share from continuing operations for the second quarter of fiscal 2020 was $(0.18), compared to loss per basic and diluted share from continuing operations of $(0.08) for the same period in fiscal 2019. Loss per basic and diluted share from continuing operations for the six months ended May 31, 2020 was $(0.28), compared to loss per basic and diluted share from continuing operations of $(0.23) for the same period in fiscal 2019.

Chairman of the Art’s Way Board of Directors, Marc H. McConnell reports, “The second quarter brought challenges that none of us could have foreseen. The disruptions to labor availability and incoming order activity brought on by COVID-19 were significant. Despite this we managed to continue making meaningful operational improvements during the quarter and feel that we are weathering the storm well under these circumstances. Our bottom line for the quarter was negatively impacted by non-recurring administrative expenses, thus obscuring some of the improvements we have made. Going forward we are monitoring market conditions closely and will make any adjustments needed as we navigate through these uncertain times while focusing on the fundamentals that will make enhance our market position in the long term.”

Manufacturing Co., Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, as well as modular animal confinement buildings and laboratories, and specialty tools and inserts. After-market service parts are also an important part of Art’s-Way’s business. Art’s-Way has three reporting segments: agricultural products; modular buildings; and tools.

For more information, contact: Carrie Gunnerson, Chief Executive Officer

712-864-3131

investorrelations@artsway-mfg.com

Or visit our website at www.artsway-mfg.com/

Cautionary Statements

This release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including our expectations regarding: (i) our business position; (ii) the impact of cost-cutting measures; (iii) future results, including the timing of increased performance; (iv) the impact of the COVID-19 pandemic; and (v) the benefits of our business model and strategy, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: customer demand for our products; credit-worthiness of our customers; our ability to operate at lower expense levels; our ability to complete projects in a timely and efficient manner in accordance with customer specifications; our ability to renew or obtain financing on reasonable terms; our ability to repay current debt, continue to meet debt obligations and comply with financial covenants; domestic and international economic conditions; the ongoing COVID-19 pandemic; factors affecting the strength of the agricultural sector; the cost of raw materials; unexpected changes to performance by our operating segments; obstacles related to liquidation of product lines and segments; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. We caution readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.